Realsource Residential, Inc. 10-Q

Exhibit 10.9

RS BAKKEN ONE, LLC

to

REALSOURCE RESIDENTIAL, INC.

RIGHT OF FIRST REFUSAL & OPTION

Dated: As of June 10, 2014

Property Location:	6421 13 Mile Center Road NW	113, 115, 117, 119, 121, 123 and
	Williston, North Dakota	125 Frontier Avenue
	Williams County	City of Watford City, North Dakota
McKenzie County

DOCUMENT PREPARED BY AND WHEN RECORDED, RETURN TO:

Michael Best & Friedrich LLP 6995

Union Park Center, Suite 100

Salt Lake City, Utah 84047

Attention: Jason Rogers

RIGHT OF FIRST REFUSAL & OPTION

For the Option Fee (as hereafter defined) and other good and valuable consideration, RS Bakken One, LLC, a Delaware limited liability company (the “Grantor”) having an address of 2089 Fort Union Blvd, Salt Lake City, UT 84121, hereby grants to RealSource Residential, Inc., a Nevada corporation (“Grantee”), having an address of 2089 Fort Union Blvd, Salt Lake City, UT 84121, the right of first refusal and an option to purchase the following property under the terms and conditions hereof (collectively, the “Property”):

Fee title to the parcel of real property located in McKenzie County, North Dakota, and the leasehold interest in the parcel of real property located in Williams County, North Dakota under the Cross Roads Lease Agreement, dated January 1, 2013, between Bakken Development Solutions, LLC, a Kentucky limited liability company (“BDS”), as tenant, and Pilot Travel Centers LLC, a Delaware limited liability company (“Pilot”), as landlord, as amended by the First Amendment to Cross Road Lease Agreement, dated February 11, 2014, as assigned to Grantor pursuant to the Assignment and Assumption of Lease, dated on or about the date hereof, between BDS, as assignor, and Grantor, as assignee, as such lease was further amended by the Second Amendment to Cross Road Lease Agreement, dated on or about the date hereof between Grantor and Pilot and, as such parcels are described on Exhibit “A” hereto;

TOGETHER WITH all of Grantor’s right, title and interest in all rights, easements, appurtenances, buildings, improvements, fixtures and hereditaments upon, under or directly or indirectly associated with or connected with such property and subject to all encumbrances thereon.

Attachment:                       Exhibit “A” -- Description of Property

1.                  Option. At any time after the first anniversary of the Effective Date and prior to the second anniversary of the Effective Date (such period, the “Option Exercise Period”) Grantee shall have the option to purchase the Property (the “Option to Purchase”) during the Option Exercise Period for the Option Price (as defined herein) subject to all of the terms provided herein. The “Option Price” shall be equal to the fair market value of the Property as determined by an appraisal by an appraiser agreed upon by Grantor and Grantee minus the Option Fee; provided, however, that the Option Price shall be no less than $7,000,000.00 and no greater than $8,000,000.00. The “Option Fee” shall be $25,000.00.

a.                   If Grantee elects to exercise the Option to Purchase during the Option Exercise Period, Grantee shall notify Grantor of Grantee’s election to exercise the Option to Purchase in writing at Grantor’s address set forth above. The date such notice is delivered personally to Grantor or sent by United States registered or certified mail, postage prepaid, and addressed to Grantor at Grantor’s address set forth above is the “Option Exercise Date”.

b.                  Grantee and Grantor shall use commercially reasonable efforts to obtain the required consents (including any lenders, Grantor’s members or other required approvals,

the “Required Consents”) to close the transfer of the Property as soon as reasonably practicable following the Option Exercise Date. The closing shall be subject to, among other things, the receipt of all required consents (such date, the “Closing Date”).

c.                   This option is given with the understanding that Grantee is familiar with the Property, has reviewed current title reports of the Property and has reviewed the loan documents (as the same may be amended, increased, renewed, extended, spread, consolidated, severed, restated, or otherwise changed from time to time, the “Loan Documents”) encumbering the property issued by Silverpeak Real Estate Finance LLC, a Delaware limited liability company, dated on or about the date hereof.

2.                  Right of First Refusal. If at any time prior to the second anniversary of the Effective Date Grantor or Grantor’s successors, as the case may be, receives any bona fide offer to purchase (the “Offer to Purchase”) the Property, which offer Grantor or the Grantor’s successors desires to accept, Grantor or Grantor’s successors shall notify Grantee in writing (at Grantee’s address set forth above) of such offer, and Grantee shall have thirty (30) business days after receipt of such notice within which to notify Grantor or Grantor’s successors of Grantee’s election to purchase the Property described in such offer on the terms and conditions set forth in such offer. The notice from Grantor or Grantor’s successors to Grantee shall contain a copy of the Offer to Purchase as described in the offer.

a.                   If Grantee elects to exercise its right of first refusal, by providing notice to Grantor or Grantor’s successors within the time period set forth above, Grantee and Grantor or Grantor’s successors shall proceed to close the transfer of the Property (subject to the receipt of the Required Consents), or the portion thereof described in the offer, in the time period for the closing as set forth in the Offer to Purchase.

b.                  In the event that Grantee fails to provide Grantor or Grantor’s successors with notice within the time period set forth above, Grantor or Grantor’s successors may transfer the Property, or the portion thereof set forth in the Offer to Purchase, free and clear of the terms of this Agreement and of any rights of Grantee so long as the Option Fee is repaid to Grantee at the closing of such sale.

c.                   All notices hereunder shall be in writing and shall be effective when delivered personally or when sent by United States registered or certified mail, postage prepaid, and addressed to the parties at the addresses set forth above.

3.                  Subordination. Notwithstanding anything herein to the contrary, this Right of First Refusal & Option, and all terms and provisions hereof, as the same may hereafter be modified, amended or extended, (i) shall be, and shall at all times remain, subject and subordinate to the terms, conditions and provisions of the Loan Documents and the lien thereof and (ii) shall automatically terminate upon the foreclosure or deed-in-lieu of foreclosure of the liens created by the Loan Documents.

[Signature page follows]

IN WITNESS WHEREOF, Grantor has executed this Right of First Refusal & Option on this 29th day of May, 2014 (the "Effective Date").

GRANTOR:

RS Bakken One, LLC,
a Delaware limited liability company

By: RS Bakken One Investors, LLC, a Utah limited liability company, its sole member

By: /s/ V. Kelly Randall
Name: V. Kelly Randall
Title: Vice President

ACKNOWLEDGMENT

STATE OF Utah)
) ss
COUNTY OF Salt Lake)

On this 29 day of May, in the year 2014 before me, personally appeared V. Kelly Randall, known to me to be the Vice President of the corporation that is described in and that executed the within instrument, and acknowledged to me that such corporation executed the same.

/s/ Heather Meier
Notary Public
My Commission Expires: 12-21-2015

HEATHER MEIER
NOTARY PUBLIC-STATE OF UTAH
COMMISSION# 651215
COMM. EXP. 12-21-2015

Exhibit “A”

DESCRIPTION OF PROPERTY

McKenzie County, North Dakota Parcel

Parcel 1:

Lot 1, Block 1, The Crossings at Watford City, McKenzie County, North Dakota, as shown on the Plat recorded as Document No. 464880

Parcel 2:

Together with the beneficial right to use 360 foot by 170 foot private storm drainage facilities easement as shown in Warranty Deed recorded October 17, 2012 as Document No. 441489, McKenzie County, North Dakota

Williams County, North Dakota Parcel

Parcel 1:

Units E and F, in Lot 6, Block 3, 13 Mile Center Subdivision located in the SW ¼ of Section 12, Township 156 North, Range 101 West, 5th P.M., Williams County, North Dakota

Parcel 2:

Together with the beneficial right to use parking areas located on Lot 6, Block 3, 13 Mile Center Subdivision located in the SW ¼ of Section 12, Township 156 North, Range 101 West, 5th P.M., Williams County, North Dakota